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Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.  The Board of Directors recommends a vote FOR the listed nominees.

	For All	Withhold All	For All Except

01 - William F. Bahl, CFA				*(Except nominee(s) written above)
02 - James F. Benoski
03 - Gretchen W. Price
04 - John J. Schiff, Jr., CPCU
05 - E. Anthony Woods

B	Issues

The Board of Directors recommends a vote FOR the following proposals.

For

Against

Abstain

2.  Ratifying the selection of Deloitte & Touche LLP

______       ______       ______

     as the company’s independent registered public

     accounting firm for 2006.

3.  Approval of the Cincinnati Financial Corporation

______       ______       ______

     Incentive Compensation Plan.

4.  Approval of the Cincinnati Financial Corporation          ______       ______       ______

     2006 Stock Compensation Plan.

5. Transacting such other business as may

    properly come before the meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy – Cincinnati Financial Corporation

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John J. Schiff, Jr., James E. Benoski and Kenneth W. Stecher, or any one of them with power of substitution, as proxies and hereby authorizes them to represent and to vote as designated below all shares of Cincinnati Financial Corporation held of record on March 8, 2006, at the Annual Meeting of Shareholders to be held on May 6, 2006, or any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is given, this Proxy will be voted FOR all nominees listed, FOR the proposal to ratify the selection of Deloitte & Touch LLP as the company’s independent registered public accounting firm for 2006, FOR the approval of the Cincinnati Financial Corporation Incentive Compensation Plan and the Cincinnati Financial Corporation 2006 Stock Incentive Plan.

*Number of shares includes those held in your name directly, those in your dividend reinvestment account, and in your Cincinnati Financial Corporation 401k plan, if applicable.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-(800)-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Eastern Time, on May 6, 2006.

THANK YOU FOR VOTING